Umami Sustainable Seafood Inc. Announces
 Third Quarter Fiscal 2011 Results

SAN DIEGO – MAY 17, 2011  -- Umami Sustainable Seafood Inc. (OTCBB:UMAM) (“Umami” or the “Company”), a holding company of fish farms supplying sashimi-grade Northern Bluefin Tuna to the global market, announces operating results for the three and nine months ended March 31, 2011.

Sales were $42.3 million for the three months ended March 31, 2011, an increase of $22.0 million, or 108%, over the three months ended March 31, 2010. The increase is primarily due to the consolidation of the Baja operations for the entire quarter in the current three months. Sales were $56.7 million for the nine months ended March 31, 2011 compared with $25.2 million for the three months ended March 31, 2010.  The increase is primarily due to the consolidation of the Baja operations since December 1, 2010.

Gross profit for the three months ended March 31, 2011 was $10.0 million, or 24%, of sales. Included in the cost of sales for Baja is a $7.8 million (18% of total sales) fair value adjustment representing the increase in the carrying value of Baja inventory to reflect the valuation of the inventory purchased in the Baja acquisition over its historical fishing and farming cost. We expect the value of the future inventory that is caught and grown at the Baja operation to be more in line with its historical cost and, accordingly, we would expect our cost of sales as a percentage of revenue to be approximately 60% once we have sold the inventory that was acquired.

Gross profit for the nine months ended March 31, 2011 was $13.2 million, or 23% of sales.  For the nine months ended March 31, 2011, cost of sales was $43.5 million.  Included in the cost of sales for Baja is a $10.3 million (18% of total sales) fair value adjustment representing the increase in the carrying value of Baja inventory to reflect the valuation of the inventory purchased in the Baja acquisition over its historical fishing and farming cost. We expect the value of the future inventory that is caught and grown at the Baja operation to be more in line with its historical cost and, accordingly, we would expect our cost of sales as a percentage of revenue to be approximately 60% once we have sold the inventory that was acquired.

Based on our expectation of future sales prices and costs we would expect our gross margins to be 40% or better in the future once all remaining acquired inventory has been sold.

Net income attributable to Umami stockholders for the three months ended March 31, 2011 was $2.8 million and for the nine months ended March 31, 2011 was $2.7 million.  Estimated non-GAAP net income attributable to Umami shareholders using estimated catch and farming costs and eliminating gain on bargain purchase on business combination was $9.6 million for the three months ended March 31, 2011 and for the nine months ended March 31, 2011 was $10.2 million.

Combined inventory (livestock) at March 31, 2011 was 3,000 metric tons, compared to 1,200 metric tons at March 31, 2010, which equals a 150% increase which is attributable to organic growth of livestock and the acquisition of Baja.

In announcing these results, Oli Steindorsson, Chairman and CEO of Umami, commented: “The completion of the Baja acquisition on November 30, 2010 more than doubled the size of our farming operations, gave us geographic diversity and added three unique farming locations to our operations. We are also pleased to be able to show our shareholders enhanced profitability reflecting on both strong demand for our products and the proof of our concept of long term farming of Bluefin Tuna.  Last but not least, the growth on our livestock sets the tone for strong sales growth in next 2 years.”

We present non-GAAP gross profit measures and non-GAAP net income attributable to Umami shareholders in the following tables. Management believes these non-GAAP measures help indicate our performance before the fair value purchase price adjustments to the Baja inventory that are considered by management to be representative of our on-going operating results. Once the adjustments related to the fair value of the Baja inventory due to the purchase price adjustment have been fully recognized in cost of sales in the future, these non-GAAP adjustments to cost of sales and the resulting non-GAAP measures will no longer be applicable.

The following table is a summary of our costs and margins showing our gross margin and the effect of the purchase price adjustment:

	3 Months ended March 31, 2011	9 Months ended March 31, 2011

Net Revenue	$42,338	$56,712
Cost of Goods Sold	(32,383)	(43,539)

Gross Profit	$9,955	$13,173

Gross Profit %	24%	23%

Add back: Estimated Cost of Goods Sold in excess of catch and farming costs	7,751	10,311

Estimated gross profit based on catch and farming costs	$17,706	$23,484

Estimated gross profit % based on catch and farming costs	42%	41%

The following table is a summary of our net income attributable to Umami shareholders and the effect the purchase price adjustment and the bargain purchase on business combination had on the net income attributable to Umami shareholders:

	3 Months ended March 31, 2011	9 Months ended March 31, 2011
Net income attributable to Umami Shareholders	$2,808	$2,717
Plus estimated cost of goods sold in excess of catch and farming costs	7,751	10,311
Eliminate Bargain purchase on business combination	(930)	(2,781)
Pro-forma estimate of net income attributable to Umami shareholders using estimated catch and farming costs and eliminating gain on bargain purchase on business combination	$9,629	10,247

About Umami Sustainable Seafood Inc.

The Company owns and operates Kali Tuna, which is an established Croatian based aquaculture operation raising Northern Bluefin Tuna in the Croatian part of the Adriatic Sea and, as of November 30, 2010, Baja Aqua Farms, which is an established Mexico based aquaculture operation raising Northern Bluefin Tuna in the Pacific. The Company intends to become the leader in aquaculture for northern bluefin tuna by acquisition and internal growth. The growth of the Company will be founded on the sustainable management of resources and economically sound practices, seeking opportunities resulting from market consolidation and scientific progress in the industry. We also intend to continue our research into closed cycle farming technology for Bluefin tuna which has produced encouraging results. For more information, please visit http://www.umamiseafood.com.

Notice Regarding Forward Looking Statements

This press release contains projections and forward-looking statements, as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and can include, without limitation, statements based on current expectations involving a number of risks and uncertainties and which are not guarantees of future performance of the Company. There are numerous risks and uncertainties that could cause actual results and the Company's plans and objectives to differ materially from those expressed in the forward-looking information, including (i) adverse market conditions; (ii) any adverse occurrence with respect to the farmed seafood industry generally or the businesses of Kali Tuna and Baja specifically; and (iii) changes in the regulatory environment. Actual results and future events could differ materially from those anticipated in such information. These and all subsequent written and oral forward-looking information are based on estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors set forth in the Company's Annual Report on Form 10-K filed on October 22, 2010, and other reports filed or to be filed from time-to-time with the Securities and Exchange Commission.

Contacts:

Umami Sustainable Seafood Inc.
Oli Steindorsson
Chairman and CEO
(619) 544-9177

The Investor Relations Group
(212) 825-3210
Investor Relations:
James Carbonara or Adam Holdsworth
Public Relations:
Laura Colontrelle or Enrique Briz